EXHIBIT 10(c)
                              -------------

                              MORTGAGE NOTE
                            (Substitute Note)



FOR VALUE RECEIVED, UNITED-GUARDIAN INC., a Delaware corporation having an office at 230 Marcus Boulevard, Hauppauge1 New York (the "Maker"), promises to pay to THE STATE BANK OF LONG ISLAND, a banking corporation organized and existing under the laws of the State of New York, having its principal office at 699 Hillside Avenue, New Hyde Park, New York 11040 (the Holder), the principal sum of SEVEN HUNDRED FIFTY EIGHT THOUSAND THREE HUNDRED THIRTY THREE AND 63/l00 ($758,333.63) DOLLARS ON DEMAND, together with interest thereon at the rate equal to an amount one (1%) percent per annum in excess of STATE BANK OF LONG ISLAND's Prime Rate as in effect from time to time, which rate shall change, when and as said Prime Rate shall change.

                This note is secured by five (5) mortgages held by the Holder, all of which are more paiticularly described in a certain Extension Agreement made between the Maker and the Holder on July 30, 1996, and intended to be recorded in the office of the Clerk of the County of Suffolk.

                This note is given in complete substitution for the notes described below and represents the present unpaid principal balance of the same aggregate principal obligations described therein.

  Date              Maker               Payee                    Amount


11/28/69     B.I.P. Realty Corp.       The Dime Savings       $335,000.00
                                       Bank of Brooklyn

12/20/71     Milnet Realty             The Dime Savings       $102,103.00
                                       Bank of New York

11/10/81     Guardian Chemical         The Dime Savings       $375,676.43
              Corporation              Bank of New York

11/30/87     United-Guardian, Inc.     Extebank               $500,000.00

01/10/89     United-Guardian, Inc.     Extebank               $322,003.21

01/10/89     United-Guardian, Inc.     Extebank             $1,500,000.O0


Dated:  July 30, 1996

                                   UNITED-GUARDIAN, INC.


                                   BY: /s/ Kenneth H. Globus
                                       PRESIDENT
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